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                  [LETTERHEAD OF FREE RADICAL SCIENCES, INC.]
                                                                 EXHIBIT 10.8

                           FREE RADICAL SCIENCES, INC.
                              EMPLOYMENT AGREEMENT


              AGREEMENT dated as of November 28, 1994, by and between Hector J. Gomez, M.D., Ph.D., of 66 Wayside Road, Concord, MA, 01742, (hereinafter called "Employee") and FREE RADICAL SCIENCES, INC., a Delaware corporation with principal operating offices at 245 First Street, Cambridge, Massachusetts (hereinafter called the "Company").

              WHEREAS, the Company is engaged in the business of commercializing pharmaceutical products to attenuate free radical-mediated oxidative damage in the management of various medical conditions in human health care; and

              WHEREAS, Employee wishes to be employed by the Company as President and Chief Executive Officer, on all of the tens and conditions contained herein; and

              WHEREAS, the Company and Employee desire to set forth the terms and conditions of the employment relationship between them;

              NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              1.   Duties
                   ------

              During the term of his employment pursuant to this Agreement, the Employee shall be employed as President and Chief Executive Officer, shall serve as a member of the Board of Directors of the Company and shall perform such duties as are assigned to him from time to time by the Board of Directors of the Company commensurate with his experience and the position for which he is employed. Employee agrees to devote during the time hereof his full-time duties and best efforts to the faithful performance of his duties hereunder.

              The Employee shall commence employment with the Company, upon the terms set forth in this Agreement, for the period commencing on Monday, November 28, 1994 (the "Commencement Date"), and ending on November 27, 1995, (the "Term"), PROVIDED THAT the Term shall be automatically extended for one-year periods, unless otherwise terminated in accordance with the provisions of Section 6.

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              2.   Compensation
                   ------------

              During each year of employment hereunder, the Company shall pay to Employee as compensation for all services to be rendered by Employee in any capacity hereunder an annual salary of Two Hundred Thirty Thousand Dollars ($230,000) DOLLARS (the "Salary"), payable in equal bi-weekly installments of $8,846.15, subject to increase at salary reviews conducted at least annually, the first of which shall take place on the anniversary of the date the Employee began his employment with the Company. In addition; the Company shall pay to Employee a guaranteed signing bonus of Twenty Thousand Dollars ($20,000), payable on December 2, 1994.

              Assuming continued employment during the first year of this Agreement, the Company will pay the Employee a guaranteed bonus of Ten Thousand Dollars ($10,000) on August 25, 1995 and an additional Ten Thousand Dollars ($10,000) on December 1, 1995.

              3.   Employee Benefits
                   -----------------

              Employee shall receive whatever benefits are provided to members of the Company's full-time staff by the Board of Directors to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate (see Schedule A attached for a list of current benefits).

              4.   Stock Option Plan
                   -----------------

              Employee shall receive 550,000 incentive stock options to purchase shares of common stock of the Company pursuant to the 1994 Equity Incentive Plan at an exercise price of $0.10 cents per share vesting over four years upon the following schedule. To the extent noted, this option will be exercisable at any time prior to November 28, 2004. On December 1, 1995, an option for 137,512 shares will become vested and fully exercisable. Thereafter, an additional option for 11,458 shares will become vested and fully exercisable each month, effective the first day of the month, until the earlier of (i) the termination of the Option Holder's employment with the Company or (ii) December 1, 1998. (see Schedule B for draft Option Certificate and terms)

              5.   Expenses
                   --------

              In addition to the above compensation and benefits, Employee shall be reimbursed by the Company for reasonable expenses actually incurred in the course of his employment, all pursuant to policies which may be established by the Company.


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              6.   Employment-at-Will; Notification of Termination
                   -----------------------------------------------

              Employee understands that he is an Employee-at-Will. Employee's employment hereunder shall be terminated upon the death or disability of Employee or the election of the Employee upon three months prior written notice or of the Company upon written notice. Such notice from the Company will state whether such termination is (i) without Cause; or (ii) for Cause and the Employee's employment shall be terminated as of the date set forth in the notice.

              In the event of a Termination by the Company upon the death or disability of the Employee, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee through the end of the payroll period in which death or disability occurs. For the purposes of this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

              In the event of a Termination without Cause, the Company shall pay the Employee his then current annual base salary in equal bi-weekly installments for (i) the longer of either six months or the period from the date of termination through the anniversary of the Commencement Date in the first year of employment, and (ii) six months in the second year of employment and thereafter; PROVIDED THAT the Company shall not be required to pay the Employee any salary at any time after the Employee has secured other employment. Any such payments by the Company will be reduced by any consulting income earned by the Employee during these payment periods.

              The Company may terminate the Employee's employment hereunder for "Cause" upon (i) a good faith finding by the Company of dishonesty, gross negligence or misconduct; (ii) the Employee's willful and continued failure substantially to perform his duties hereunder; (iii) the commission by the Employee of an act of fraud or embezzlement against the Company; (iv) the conviction of the Employee of a felony involving moral turpitude; or (v) the material breach by the Employee of the covenants set forth in Sections 7, 8, or 9. In the event of a termination for Cause, the


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         Company shall pay the Employee his base annual salary at the level then in effect through to the date of termination notice.

              For purposes of this Agreement, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by affirmative vote of not less than a majority of the entire membership of the Board of the Company (excluding the Employee) at a meeting called and held for this purpose after reasonable written notice to the Employee and an opportunity for him, together with his counsel, to be heard by the Board, finding that, in the good faith opinion of the Board, the Employee is guilty of conduct of the type described in this paragraph, and specifying the particulars thereof in detail.

              7.   Confidential Information
                   ------------------------

              Employee understands that the Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships and financial affairs (the "Confidential Information") which may become known to the Employee in connection with his employment.

              Employee acknowledges that all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to the Employee or the Company. By way of illustration, but not limitation, Confidential Information may include Inventions (as hereafter defined), trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information and information disclosed to the Company or Employee by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/ or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company.

              Employee agrees that he will not, during the term of his employment and thereafter, publish, disclose or otherwise make available to any third party, other than employees of the Company, any Confidential Information except as expressly authorized in writing by the Company. Employee agrees that he will use such Confidential Information only in the performance of his duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. Employee



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         agrees not to use such Confidential Information for his own benefit or for the benefit of any other person or business entity.

              Employee agrees to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in his possession and not to remove any materials containing Confidential Information from the Company's premises except to the extent necessary to his employment. Upon the termination of his employment, or at any time upon the Company's request, the Employee shall return immediately to the Company any and all materials containing any Confidential Information then in his possession or under his control.

              Confidential Information shall not include information which (a) is or becomes generally known within the Company's industry or to the public through no fault of the Employee; (b) was known to the Employee at the time it was disclosed; (c) is lawfully made available to the Employee by a third party who did not to his knowledge derive it from the Company and who imposes no obligation of confidence on him; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided to the extent practicable that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

              8.   Covenant Not to Compete
                   -----------------------

              In consideration of the compensation, perquisites and other benefits paid to Employee hereunder, notwithstanding termination or expiration of this Agreement (whether voluntary or involuntary), during the term of employment and for a period of twelve (12) months thereafter, EMPLOYEE SHALL NOT, directly or indirectly, as an employee, agent, servant, consultant, partner or stockholder, or in any other capacity, for himself/herself or for any person, partnership, organization, association, corporation or other business entity (except in his capacity as a holder of not more than 5% of the combined voting power of the outstanding stock of a publicly held company) sell, lease, license, market, research, develop, design, or manufacture any products or services which have been, or may be substituted for those which have been sold, leased, licensed, marketed, researched, developed, designed or manufactured by the Company at any time during the period of his employment with the Company.

              9.   Inventions
                   ----------

              All Inventions related to the business of the Company that are conceived or reduced to practice by the Employee, either alone or with others, during the period of employment hereunder, whether



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         or not done during regular working hours, are the property of the
         Company. The foregoing sentence shall not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of the Company is used and which is developed entirely on the Employee's own time, unless (a) the Invention relates to (i) the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from work performed by the Employee for the Company. For purposes of this Agreement, "Inventions" shall mean processes, formulas, data, discoveries, developments, designs, improvements, inventions, techniques, programs, original works of authorship, trade secrets and know-how, whether or not patentable or registerable under copyright or similar statutes. The Employee hereby assigns to the Company or its nominee all his rights, title and interest in and to such Inventions, and any related patent rights, copyrights and applications and registrations therefor. During and after his Employment, Employee shall cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and will execute all papers and perform all lawful acts that are necessary for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patent applications and patents of the United States and foreign countries for these Inventions, and for the transfer of any interest Employee has therein. Employee hereby appoints the Company his attorney to execute and deliver any such documents on his behalf in the event she should fail or refuse to do so within a reasonable period following the Company's request. Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which limits the assignability to the Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or the Company agrees is subject to such state limitation. Attached hereto, as Schedule C, is a list of all Inventions that, as of the date of this Agreement, Employee claims as his own.

              10.  Miscellaneous
                   -------------

              10.1 INJUNCTIONS. If Employee shall engage in any of the activities prohibited by this Agreement the Company may apply to any court of competent jurisdiction for a restraining order or injunction to restrain Employee from continuing any such violation.

              10.2 SEVERABILITY. If any court having jurisdiction of any cause of action arising under this Agreement shall find that any provision or provisions hereof are unenforceable because unreasonable or excessively broad, such provisions shall be enforced to the extent and within the limitations that the court may find reasonable; and the invalidity of any one or more of the


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         provisions of this Agreement shall not affect the validity and enforceability of any other provision hereof.

              10.3 BINDING EFFECT. The obligations of each party hereunder shall be binding upon and shall inure to the benefit of any successor corporation, in each case as if such successor corporation were a direct party to this Agreement in lieu of the Company. For purposes of this Section 10.3, the term "successor corporation" shall mean any corporation with which the Company shall consolidate or into which it shall merge or liquidate, or to which the Company shall transfer all or substantially all of its assets. This Agreement shall also be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Employee.

              10.4 AMENDMENTS AND WAIVERS. This Agreement represents the entire agreement between the parties concerning the subject matter hereof and may not be amended, modified or revoked in whole or in part except by written agreement of every party having rights hereunder. This Agreement supersedes any previous agreement between the parties. Any waiver of any provision of this Agreement must be in writing, signed by the party to be charged therewith, and shall not constitute a waiver of any such right or remedy on any future occasion unless the waiver specifically provides otherwise.

              10.5 PERFORMANCE AFTER TERMINATION. Notwithstanding the termination of this Agreement for any reason, the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination.

              10.6 NOTICES. All notices required under this Agreement shall be sufficient if made by certified or registered mail, return receipt requested, if to the Employee, at the above address or at the last address for which the Employee gave notice to the Company, and if to the Company, as its then principal office.

              10.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon each party, notwithstanding that such party did not sign the same counterpart.

              10.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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              IN WITNESS WHEREOF, Free Radical Sciences, Inc. has caused this
         Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his hand and seal, all as of the date first above written.


         FREE RADICAL SCIENCES, INC.

         By:  /s/ William C. Mills
            ------------------------------
              William C. Mills III
         Title:  Chairman of the Board


                /s/ Hector J. Gomez
            ------------------------------
              Hector J. Gomez, M.D., Ph.D.




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